NORTHERN INSTITUTIONAL FUNDS

FORM N-SAR

File No. 811-3605

Six Months Ended May 31, 2001

Exhibit Index

Sub-Item 77I: Terms of new or amended securities.

Sub-Item 77Q1(a): Material Amendments to Charter or By-Laws.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

Sub-Item 77I: Terms of new or amended securities.

(b) The Registrant offered new shares of common stock for the Core Bond Portfolio.

The information required by Sub-Item 77I(b) with respect to the Core Bond Portfolio is incorporated herein by reference to the following sections of the Registrant's prospectus dated February 12, 2001 and statement of additional information dated February 12, 2001: Core Bond Portfolio, Portfolio Fees and Expenses; Account Policies and Other Information; Dividends and Distributions (prospectus); Investment Restrictions; Automatic Investing Plan; Directed Reinvestments; Redemptions and Exchanges; Retirement Plans; Expenses; Taxes; Performance Information; and Description of Shares (statement of additional information).

Sub-Item 77Q1(a): Copies of any material amendments to the Registrant's Charter or By-Laws.

(1) Amendment No. 6 to the Agreement and Declaration of Trust dated November 1, 2000 is incorporated herein by reference to Exhibit (a)(7) to Post-Effective Amendment No. 46.

(2) Amended and Restated By-Laws adopted August 2, 2000 is incorporated herein by reference to Exhibit (b)(2) to Post-Effective Amendment No. 46.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. dated March 1, 2001, is incorporated herein by reference to Exhibit (d)(10) to Post-Effective Amendment No. 48.

Assumption Agreement dated January 1, 2001 between the Registrant, The Northern Trust Company and Northern Trust Investments, Inc. is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 47.